Exhibit 10.5

ASSIGNMENT, ASSUMPTION AND AMENDMENT OF FOOD AND BEVERAGE

MANAGEMENT AGREEMENT

This ASSIGNMENT, ASSUMPTION AND AMENDMENT OF FOOD AND BEVERAGE MANAGEMENT AGREEMENT (this “Agreement”), executed on February 14, 2022, with an Effective Date of November 9, 2021 is executed by and among 1350 S Dixie LLC, a Delaware limited liability company (“Assignor”), NRI Real Token Tenant, LLC, a Delaware limited lability company (“Assignee”), and Alpareno Restaurant Group, LLC, a Florida limited liability company (“Manager”).

RECITALS

WHEREAS, Assignor and Manager are the current parties to that certain Food and Beverage Management Agreement dated March 1, 2021 for the food and beverage operations of the Managed Facilities (as amended, assigned and supplemented as of the date hereof and from time to time hereafter, the “Management Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Management Agreement.

WHEREAS, Assignor, as “Lessor,” and Assignee, as “Lessee,” entered into a Lease Agreement dated November 9, 2021, wherein Assignee is granted a leasehold estate in and right to occupy and utilize the Hotel.

WHEREAS, consistent with the requirements of Section 856(d) of the Internal Revenue Code of 1986, as amended, all services provided at the property which is the subject of the Lease Agreement (the “Property”), will be provided by an “independent contractor” unrelated to either the Lessor or the Lessee.

WHEREAS, pursuant to the Lease Agreement, Lessee has all rights to grant access to the Property.

WHEREAS, in order to facilitate the foregoing (i) Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, interest, duties and obligations under the Management Agreement, and (ii) Assignee and Manager desire to modify the Management Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title, interest, duties and obligations in the Management Agreement, subject to all of the terms and conditions found therein.

2. Assumption. Assignee hereby accepts the assignment of all of Assignor’s rights, title, interest, duties and obligations in the Management Agreement and Assignee hereby assumes and agrees, for the benefit of Assignor and Manager, to be bound by all of the obligations, covenants and agreements under the Management Agreement that are to be performed by the “Owner” thereunder, including without limitation, payment of any Management Fees and obligations that may arise due to physical conditions existing on the Effective Date. Assignor shall remain liable for all of the obligations, covenants and agreements under the Management Agreement that are to be performed by the “Owner” thereunder arising, or based on events occurring, prior to the Effective Date, including, but not limited to, payment of any Management Fees accruing prior to the Effective Date.

3. Manager Acknowledgment. Manager hereby acknowledges the assignment and assumption of the Management Agreement on the terms set forth herein and further acknowledges that as of the Effective Date the “Owner” (as defined in the Management Agreement) of the Hotel is Assignee. By acknowledging the assignment and assumption of the Management Agreement herein, Manager does not waive any rights it may have against Assignor or Assignee in law or in equity arising out of or relating to Assignor’s or Assignee’s obligations, covenants and agreements arising under the Management Agreement. Except as otherwise set forth herein and in that certain Owner Agreement and that certain Contribution and Guaranty Agreement, each of even date herewith, this acknowledgment is delivered on the express condition and with the understanding that Assignee assumes and agrees to perform all of Assignor’s duties, obligations, and liabilities contained in the Management Agreement in accordance with the terms of this Agreement.

4. Representations and Warranties.

a. Each of the parties hereto represents and warrants that it has the full power, authority and right to execute and deliver this Agreement. Each of Assignor and Assignee represents and warrants that Assignor is the sole owner of the Hotel and its contents and the sole owner of the fee title to the Land on which the Hotel is located, and that Assignor has full power, authority and legal right to own such real and personal property. Assignee represents that it is the sole lessee of the Hotel and its contents and that it has the full power, authority and legal right to lease such real and personal property.

b. Assignee represents and warrants that the representations and warranties of “Owner” under the Management Agreement are true, correct and complete as of the Effective Date.

c. Assignor and Assignee represent and warrant that as of the Effective Date there is no Mortgage encumbering the Land or the Hotel other than that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of Starwood Property Mortgage Sub-12-A, L.L.C., a Delaware limited liability company, as Administrative Agent, as such Mortgage is more particularly described in that certain Amended and Restated Loan and Security Agreement dated as of November 19, 2021 among Assignor, Assignee and Administrative Agent.

5. Conditions to Effectiveness. The effectiveness of this Agreement is conditioned upon the execution of an Owner Agreement by Assignee, Manager and Assignor.

6. Assignee Indemnity. Assignor, to the extent of Assignor’s interest in the Hotel, agrees to indemnify and defend Assignee and hold Assignee harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) relating to acts or omissions accruing under the Management Agreement before the Effective Date.

7. Assignor Indemnity. Assignee agrees to indemnify and defend Assignor and hold Assignor harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) relating to acts or omissions accruing under the Management Agreement from and after the Effective Date.

8. Reliance. This Agreement may be relied upon as conclusive proof that effective as of the Effective Date, Assignor’s interest in the Management Agreement has been transferred to the Assignee and that effective as of the Effective Date, Assignee is the “Owner” under the Management Agreement.

9. Further Assurances. The parties hereto each covenant and agree to hereafter execute and acknowledge any and all agreements, contracts, leases, licenses, applications, verifications and such other additional instruments and documents as may be reasonably requested by the other party hereto in furtherance of this Agreement or to carry out the intent hereof.

10. Cumulative Remedies. All rights, powers, remedies, benefits and privileges available under any provision of this Assignment Agreement to any party hereunder are in addition to and cumulative of any and all rights, powers, remedies, benefits and privileges available to such party under all other provisions of this Agreement, at law or in equity.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the governing law provision set forth in the Management Agreement.

12. Amendments to Management Agreement.

a. Definitions. The following definitions are hereby added to Article 1 of the Management Agreement:

“1.142 Hotel Lease – that certain lease agreement, effective as of November 9, 2021 by and between Lessor and Owner, pursuant to which Owner is granted a leasehold estate in, and right to occupy and utilize, the Land and the Hotel.

1.143 Lessor – 1350 S Dixie LLC, a Delaware limited liability company.”

b. Title to Hotel. The following is added to amend and restate Section 15.2.5 of the Management Agreement as follows:

“As of November 10, 2021, Owner has, pursuant to the Hotel Lease, a valid and subsisting leasehold interest in the Hotel. At Manager’s election, Owner shall cause the Lessor to enter into an Owner Agreement in a form acceptable to Manager (the “Owner Agreement”). Owner further covenants that, subject to the terms and conditions of this Agreement, throughout the Term of this Agreement it shall maintain full ownership in such leasehold interest in the Hotel and good title to or valid leasehold interests in the FF&E and the Operating Equipment owned or leased by it.”

c. Manager Trademarks. Section 1.78 of the Management Agreement is hereby deleted and replaced in its entirety with the following:

“Manager Trademarks – the various service marks, trademarks and other Intellectual Property Rights now or hereafter used and/or registered by Manager and/or its principals, Affiliates or licensees (excluding Owner and Hotel Operator) in connection with the operation of the Venues and all Existing Manager Facilities and such other restaurants and food service facilities as may hereafter be undertaken by Manager and/or its Affiliates, and any related logos which are registered in Class 43 in the United States, in each case subject to the provisions of Section 2.5 hereof. The Manager Trademarks as of the November 9, 2021 are (1) those set forth on Exhibit D attached hereto, and (2) what previously had been described as the Owner Trademarks and which have been assigned to Manager pursuant to Section 2.4.1 as amended by this Amendment to the Agreement. For sake of clarity, the Manager Trademarks do not and will not include Hotel Operator Trademarks or the Hotel Brand, and Hotel Operator Trademarks do not and will not include Manager Trademarks.”

d. Venue Trademarks, Owner Trademarks and Concepts. Section 2.4 of the Management Agreement is hereby deleted and replaced in its entirety with the following:

“2.4 Venue Trademarks and Concepts.

2.4.1 Name. Owner and Manager have agreed on a trade name for (i) the Lobby Pub (“Mamey”) and Pool Bar (“Mamey on 3rd”), and (ii) the Signature Restaurant (“Orno”). The trade names for the Venues, all trade names for each such Venue (other than the Signature Restaurant and the Pool Bar) and the Intellectual Property Rights specifically and exclusively related to such trade names previously were owned by Owner and had been referred to in this Agreement collectively as the “Owner Trademarks”). Owner hereby assigns, transfers and conveys any and all interests Owner now has or ever had in the Owner Trademarks to Manager, and from and after November 9, 2021, the Owner Trademarks shall constitute Manager Trademarks and there shall no longer be any Owner Trademarks that remain subject to the terms of this Agreement (and thus Section 2.5.5 of this Agreement is hereby deleted in its entirety). Owner shall execute such documents as are reasonably necessary to effect and memorialize the foregoing assignment of the Owner Trademarks to Manager. For the sake of clarity, the tradename for (i) the Lobby Pub (“Mamey”) and Pool Bar (“Mamey on 3rd”), and (ii) the Signature Restaurant (“Orno”) shall be owned by Manager and shall be a Manager Trademark. To the extent not previously done, Manager shall, at its own cost, use commercially reasonable efforts to promptly register the Manager Trademarks with the United States Patent and Trademark Office, and following the issuance of the registration, shall thereafter take all actions to maintain such registration until the earlier to occur of the termination of this Agreement or the date Owner ceases to utilize the license granted pursuant to Section 2.5 below. Owner shall fully cooperate with Manager in Manager’s efforts to so register the Manager Trademarks. The Parties further acknowledge and agree that, as of the Effective Date of this Agreement, the Parties intend to operate the Delivery Service and Catering Service using the trade name for the Signature Restaurant (possibly providing for other selections using the trade names for the Lobby Pub and Pool Bar as well); provided, however to the extent the Parties desire to operate the Catering Service and/or the Delivery Service under a different trade name(s), the Parties shall cooperate with each other in good faith to mutually agree upon such trade names.

2.4.2 Concepts. As of the Effective Date of this Agreement, the Parties have agreed on the Concepts for each Venue. As used herein, the Concept for the Signature Restaurant (as may be amended from time to time pursuant to the terms of this Agreement) is referred to herein as the “Signature Restaurant Concept,” the Concept for the Lobby Pub (as may be amended from time to time pursuant to the terms of this Agreement) is referred to herein as the “Lobby Pub Concept,” and the Concept for the Pool Bar (as may be amended from time to time pursuant to the terms of this Agreement) is referred to herein as the “Pool Bar Concept.” As of the Effective Date of this Agreement, the Parties had agreed that: (a) Manager and/or any of its Affiliates shall own all rights, title and interest in and to the Signature Restaurant Concept (in such context, the “Manager Concepts”), and (b) Owner shall own all rights, title and interest in and to the Lobby Pub Concept and the Pool Bar Concept (collectively, the “Owner Concepts”). Owner hereby assigns, transfers and conveys any and all interests Owner now has or ever had in the Owner Concepts to Manager, and from and after November 9, 2021, the Owner Concepts shall constitute Manager Concepts and there shall no longer be any Owner Concepts that remain subject to the terms of this Agreement. Owner shall execute such documents as are reasonably necessary to effect and memorialize the foregoing assignment of the Owner Concepts to Manager. In the event Manager desires to materially modify any of the Manager Concepts, Manager shall present any such proposed modification(s) (along with any estimated costs in order to undertake any such modifications) to Owner for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any change with respect to the Signature Restaurant Concept, the Lobby Pub Concept and/or the Pool Bar Concept shall automatically be a Manager Concept.

2.4.3. Protection. Manager shall take all action as it deems reasonably necessary or advisable, as an Operating Expense, to maintain, protect and defend the Manager Trademarks and Manager Concepts, its interest therein and its right to authorize the licensed use of the same in accordance with this Agreement, including the institution, prosecution and defense of any claim, legal action or proceeding relating to the Manager Trademarks, the Manager Concepts or Manager’s rights therein.”

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the Assignor and Assignee. This Agreement inures to the benefit of Manager and its affiliates, and each of them is an intended third- party beneficiary of this Agreement.

14. Entire Agreement. This Assignment Agreement constitutes the complete agreement among the parties hereto with respect to the subject matter hereof and may not be modified, altered or amended except by a written agreement signed by the parties hereto. The Management Agreement, as modified herein, shall otherwise remain in full force and effect.

15. Counterparts. This Agreement may be executed in one or more counterparts, and by facsimile signature, each of which shall be deemed an original and all of which, taken together, shall be construed as a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

ASSIGNOR:

1350 S Dixie LLC

By:	/s/ Brent M. Reynolds
Name:	Brent M. Reynolds
Title:	Authorized Representative

ASSIGNEE:

NRI Real Token Tenant, LLC

By:	/s/ Brent M. Reynolds
Name:	Brent M. Reynolds
Title:	Authorized Representative

[Signatures continue on next page.]

MANAGER: ALPARENO RESTAURANT GROUP, LLC

By:	/s/ Niven Patel
Niven Patel
Its Authorized Representative

EXHIBIT D

MANAGER TRADEMARKS

●	GHEE INDIAN KITCHEN

●	GHEE INDIAN KITCHEN (stylized)

ORNO, U.S. Ser. No. 88/736,405

ORNO and Design, U.S. Ser. No. 88/736,408

ACHIONATTO

Exhibit D – Page 9

ACHIONATTO (stylized)

ERBA

ERBA (stylized)

ACTIVE 62145062v2

Exhibit D – Page 10